EXHIBIT 12

             COMPUTATION OF RATIO OF NET INCOME TO FIXED CHARGES AND
       NET INCOME TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                       FOR NINE MONTHS ENDED SEPTEMBER 30
                                   (UNAUDITED)

(Dollars in millions)

                                                       2001          2000
                                                       ----          ----
Income before income taxes (1)                        $7,684        $7,711

Add:  Fixed charges, excluding
   capitalized interest                                1,314         1,379
                                                      ------        ------

Income as adjusted before income taxes                $8,998        $9,090
                                                      ======        ======

Fixed charges:
   Interest expense                                   $  973        $1,050
   Capitalized interest                                   24            23
   Portion of rental expense representative of
     interest                                            341           329
                                                      ------        ------

Total fixed charges                                   $1,338        $1,402
                                                      ======        ======
Preferred stock dividends (2)                             14            21
                                                      ------        ------

Combined fixed charges and preferred stock
   dividends                                          $1,352        $1,423
                                                      ======        ======

Ratio of net income to fixed charges                    6.72          6.48

Ratio of net income to combined fixed charges
and preferred stock dividends                           6.66          6.39

(1) Income before income taxes excludes the company's share in the income and losses of less-than-fifty percent-owned affiliates.

(2) Included in the ratio computation are preferred stock dividends of $10 million for the first nine months of 2001 and $15 million for the first nine months of 2000, or $14 million and $21 million, respectively, representing the pre-tax income that would be required to cover those dividend requirements based on the company's effective tax rate for the nine months ended September 30, 2001 and 2000.

                               SEGMENT INFORMATION
                                   (UNAUDITED)

                                                                           Hardware Segments
                                                            -------------------------------------------------
                                                                            Personal and
                                               Global                         Printing          Enterprise
(Dollars in millions)                         Services      Technology         Systems           Systems
-------------------------------------------------------------------------------------------------------------
THREE MONTHS ENDED SEPTEMBER 30, 2001:
External revenue                               $8,682         $ 1,654          $ 2,829          $ 3,056
Internal revenue                                  684             628               18              175
                                               ------         -------          -------          -------
Total revenue                                  $9,366         $ 2,282          $ 2,847          $ 3,231
                                               ======         =======          =======          =======
Pre-tax income (loss)                          $1,373         $  (258)         $   (70)         $   194
                                               ======         =======          =======          =======
Revenue year-to-year change                       5.4%          (21.9)%          (28.7)%           (2.2)%
Pre-tax income year-to-year change               19.7%         (242.5)%         (179.5)%          (29.2)%
Pre-tax income margin                            14.7%          (11.3)%           (2.5)%            6.0%

THREE MONTHS ENDED SEPTEMBER 30, 2000*:

External revenue                               $8,230         $ 2,250          $ 3,971          $ 3,164
Internal revenue                                  654             672               22              138
                                               ------         -------          -------          -------
Total revenue                                  $8,884         $ 2,922          $ 3,993          $ 3,302
                                               ======         =======          =======          =======
Pre-tax income (loss)                          $1,147         $   181          $    88          $   274
                                               ======         =======          =======          =======

Pre-tax income margin                            12.9%            6.2%             2.2%             8.3%

*     Reclassified to conform with 2001 presentation.

RECONCILIATIONS TO IBM AS REPORTED:

                                         Three Months Ended        Three Months Ended
(Dollars in millions)                    September 30, 2001        September 30, 2000
                                         ------------------       -------------------
Revenue:
Total reportable segments                     $ 22,424                 $ 23,601
Eliminations/other                              (1,996)                  (1,820)
                                              --------                 --------
    Total IBM Consolidated                    $ 20,428                 $ 21,781
                                              ========                 ========

Pretax income:
Total reportable segments                     $  2,181                 $  2,444
Eliminations/other                                  81                      360
                                              --------                 --------
    Total IBM Consolidated                    $  2,262                 $  2,804
                                              ========                 ========

                                                                      Global            Enterprise           Total
(Dollars in millions)                            Software            Financing          Investments         Segments
--------------------------------------------------------------------------------------------------------------------
THREE MONTHS ENDED SEPTEMBER 30, 2001:
External revenue                                $    3,201            $   814             $ 242             $ 20,478
Internal revenue                                       236                204                 1                1,946
                                                ----------            -------             -----             --------
Total revenue                                   $    3,437            $ 1,018             $ 243             $ 22,424
                                                ==========            =======             =====             ========
Pre-tax income (loss)                           $      704            $   314             $ (76)            $  2,181
                                                ==========            =======             =====             ========

Revenue year-to-year change                            9.8%              (6.9)%           (12.6)%               (5.0)%
Pre-tax income year-to-year change                    36.7%               6.8%            (38.2)%              (10.8)%
Pre-tax income margin                                 20.5%              30.8%            (31.3)%                9.7%

THREE MONTHS ENDED SEPTEMBER 30, 2000*:

External revenue                                $    2,918            $   868             $ 277             $ 21,678
Internal revenue                                       211                225                 1                1,923
                                                ----------            -------             -----             --------
Total revenue                                   $    3,129            $ 1,093             $ 278             $ 23,601
                                                ==========            =======             =====             ========
Pre-tax income (loss)                           $      515            $   294             $ (55)            $  2,444
                                                ==========            =======             =====             ========

Pre-tax income margin                                 16.5%              26.9%            (19.8%)               10.4%

                               SEGMENT INFORMATION
                                   (UNAUDITED)

                                                                           Hardware Segments
                                                            -------------------------------------------------
                                                                            Personal and
                                               Global                         Printing          Enterprise
(Dollars in millions)                         Services      Technology         Systems           Systems
-------------------------------------------------------------------------------------------------------------
NINE MONTHS ENDED SEPTEMBER 30, 2001:
External revenue                              $25,895         $ 6,091          $  9,072              $ 9,669
Internal revenue                                1,923           1,795                50                  547
                                              -------         -------          --------              -------
Total revenue                                 $27,818         $ 7,886          $  9,122              $10,216
                                              =======         =======          ========              =======
Pre-tax income (loss)                         $ 3,748         $   (81)         $   (136)             $ 1,111
                                              =======         =======          ========              =======

Revenue year-to-year change                       7.8%           (1.4)%           (16.0)%                2.4%
Pre-tax income year-to-year change               16.6%         (120.9)%              nm                  6.3%
Pre-tax income margin                            13.5%           (1.0)%            (1.5)%               10.9%

NINE MONTHS ENDED SEPTEMBER 30, 2000*:

External revenue                              $23,966         $ 5,826          $ 10,820              $ 9,500
Internal revenue                                1,849           2,172                44                  475
                                              -------         -------          --------              -------
Total revenue                                 $25,815         $ 7,998          $ 10,864              $ 9,975
                                              =======         =======          ========              =======
Pre-tax income (loss)                         $ 3,214         $   388          $     (4)             $ 1,045
                                              =======         =======          ========              =======

Pre-tax income margin                            12.5%            4.9%             (0.0)%               10.5%

nm - not meaningful

*     Reclassified to conform with 2001 presentation.

RECONCILIATIONS TO IBM AS REPORTED:

                                          Nine Months Ended        Nine Months Ended
(Dollars in millions)                    September 30, 2001        September 30, 2000
                                         ------------------       -------------------
Revenue:
Total reportable segments                    $ 68,800                  $ 68,436
Eliminations/other                             (5,760)                   (5,656)
                                             --------                  --------
    Total IBM Consolidated                   $ 63,040                  $ 62,780
                                             ========                  ========

Pretax income:
Total reportable segments                    $ 7 ,278                  $  7,153
Eliminations/other                                375                       594
                                             --------                  --------
Total IBM Consolidated                       $  7,653                  $  7,747
                                             ========                  ========

                                                                         Global            Enterprise           Total
(Dollars in millions)                               Software            Financing          Investments         Segments
-----------------------------------------------------------------------------------------------------------------------
NINE MONTHS ENDED SEPTEMBER 30, 2001:
External revenue                                   $   9,155             $ 2,486              $ 782              $63,150
Internal revenue                                         686                 647                  2                5,650
                                                   ---------             -------              -----              -------
Total revenue                                      $   9,841             $ 3,133              $ 784              $68,800
                                                   =========             =======              =====              =======
Pre-tax income (loss)                              $   2,001             $   878              $(243)             $ 7,278
                                                   =========             =======              =====              =======

Revenue year-to-year change                              2.3%               (2.7)%            (16.8)%                0.5%
Pre-tax income year-to-year change                       9.2%               (1.1)%            (15.7)%                1.7%
Pre-tax income margin                                   20.3%               28.0%             (31.0)%               10.6%

NINE MONTHS ENDED SEPTEMBER 30, 2000*:

External revenue                                   $   9,027             $ 2,525              $ 939              $62,603
Internal revenue                                         595                 695                  3                5,833
                                                   ---------             -------              -----              -------
Total revenue                                      $   9,622             $ 3,220              $ 942              $68,436
                                                   =========             =======              =====              =======
Pre-tax income (loss)                              $   1,832             $   888              $(210)             $ 7,153
                                                   =========             =======              =====              =======

Pre-tax income margin                                   19.0%               27.6%             (22.3)%               10.5%